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                                                                   EXHIBIT (10i)

                                 AMENDMENT NO. 1
                                     TO THE
              RUSSELL CORPORATION 2000 EMPLOYEE STOCK PURCHASE PLAN

         This Amendment No. 1 ("Amendment") to the Russell Corporation 2000 Employee Stock Purchase Plan (the "Plan") is made and executed this 6th day of December, 2001, to be effective as of the beginning of the next Offering Period under the Plan.

         In accordance with Section 8.1 of the Plan, the Plan is hereby amended as follows:

         1.       INCREASE IN CONTRIBUTION LIMITS. Subsections (a) and (b) of
Section 6.2 of the Plan are hereby deleted and replaced as follows (changes to original provision are marked):

                  "(a)     Payroll Deductions. By submitting a Request Form at
         any time before an Offering Period in accordance with rules adopted by the Committee, an Eligible Employee may authorize a payroll deduction to purchase Common Stock under the Plan for the Offering Period. The payroll deduction shall be effective on the first pay period during the Offering Period commencing after receipt of the Request Form by the Administrator. The payroll deduction shall be in any whole percentage up to a maximum of twenty (20%) of such Employee's Compensation payable each pay period and at any other time an element of Compensation is payable. A Participant's payroll deduction, if any, shall not be less than one percent (1%) of such Employee's Compensation payable each payroll period.

                  (b) Lump Sum Cash Payments. In lieu of, or in addition to, the payroll deductions in subsection (a), an Employee eligible to participate in the Plan under Section 3.1 may, by submitting a Request Form no later than the last day of the calendar week ending before the applicable Purchase Date in accordance with rules adopted by the Administrator, notify the Administrator that the Participant shall make a lump sum cash payment to purchase Common Stock under the Plan for the Offering Period. In no event shall the combined total payroll deductions and lump sum cash payments exceed twenty percent (20%) of the Participant's Compensation paid during the Offering Period and during any prior Offering Period in the same calendar year. Any lump sum cash payments under this subsection must be received by the Administrator by the last day of the calendar week ending before the applicable Purchase Date. If the Participant fails to remit the lump sum cash payment by the applicable date, the Participant's Request Form with respect to such lump sum cash payment shall be void. A Participant may submit a Request Form to make a lump sum cash payment only once each Offering Period."


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         2.       DEDUCTION CHANGES. Section 6.3 of the Plan is hereby deleted and replaced as follows (changes to original provision are marked):

                  "6.3     DEDUCTION CHANGES AND DISCONTINUANCE. A Participant
         may increase, decrease or completely discontinue his or her payroll deductions for an Offering Period by filing a new Request Form with the Administrator; provided that an increase or decrease shall be permitted no more than once during an Offering Period. This increase, decrease or discontinuance shall be effective as of a subsequent pay period commencing no later than 30 days after receipt of the Request Form by the Administrator. A Participant who discontinues his or her payroll deductions for an Offering Period may not make a subsequent lump sum contribution during such Offering Period or resume participation in the Plan until the following Offering Period.

                  Any amount held in the Participant's Contribution Account for an Offering Period after the effective date of the discontinuance of his or her payroll deductions will either be refunded or used to purchase Common Stock in accordance with Section 7.1."

         3. FRACTIONAL SHARES. Section 6.5 of the Plan is hereby deleted and replaced as follows (changes to original provision are marked):

                  "6.5     AUTOMATIC EXERCISE. Unless the cash credited to a
         Participant's Contribution Account is withdrawn or distributed as provided in Article VII, his or her Option shall be deemed to have been exercised automatically on each Purchase Date, for the purchase of the number of full and fractional shares of Common Stock which the cash credited to his or her Contribution Account at that time will purchase at the Purchase Price. The amount of cash that may be used to purchase shares of Common Stock may not exceed the Compensation restrictions set forth in Section 6.2.

                  If the cash credited to a Participant's Contribution Account on the Purchase Date exceeds the applicable Compensation restrictions of Section 6.2 or exceeds the amount necessary to purchase the maximum number of shares of Common Stock available during the Offering Period, such excess cash shall be refunded to the Participant. The excess cash may not be used to purchase shares of Common Stock nor retained in the Participant's Contribution Account for a future Offering Period.

                  Each Participant shall receive a statement on an annual basis indicating the number of shares credited to his or her Stock Account, if any, under the Plan."

         4. THIRD-PARTY BROKERAGE FIRMS. Section 6.1 of the Plan is hereby deleted and replaced as follows (changes to original provision are marked):


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                  "6.1     PARTICIPANT'S CONTRIBUTION AND STOCK ACCOUNTS. The
         Administrator shall establish a book account in the name of each Participant for each Offering Period, which shall be the Participant's Contribution Account. As discussed in Section 6.2 below, a Participant's payroll deductions and his or her lump sum cash payments shall be credited to the Participant's Contribution Account, without interest, until such cash is withdrawn, distributed, or used to purchase Common Stock as described below.

                  During such time, if any, as the Corporation participates in a Direct Registration System, shares of Common Stock acquired upon exercise of an Option shall be directly registered in the name of the Participant. If the Corporation does not participate in a Direct Registration System, then until distribution is requested by a Participant pursuant to Article VII, (i) stock certificates evidencing the Participant's shares of Common Stock acquired upon exercise of an Option shall be held by the Corporation as the nominee for the Participant, or (ii) such stock shall be held in book-entry form in an account established on behalf of the Participant with a third-party brokerage firm, as described below. These shares shall be credited to the Participant's Stock Account. Shares shall be held by the Corporation or such brokerage firm as nominee for Participants solely as a matter of convenience. A Participant shall have all ownership rights as to the shares credited to his or her Stock Account, and the Corporation shall have no ownership or other rights of any kind with respect to any such certificates or the shares represented thereby. The Corporation may enter into an arrangement with one or more third-party brokerage firms to administer the Stock Accounts of Participants.

                  All cash received or held by the Corporation under the Plan may be used by the Corporation for any corporate purpose. The Corporation shall not be obligated to segregate any assets held under the Plan."

         5. REINVESTMENT OF DIVIDENDS. Section 2.23 of the Plan is hereby deleted and replaced as follows (changes to original provision are marked):

                  "2.23    STOCK ACCOUNT. Stock Account shall mean the account
         established by the Administrator on behalf of each Participant, which shall be credited with shares of Common Stock purchased pursuant to the Plan and by the reinvestment of dividends thereon, until such shares are distributed in accordance with Article VII of the Plan."

         Subsection (c) of Section 6.2 of the Plan is hereby deleted and replaced as follows (changes to original provision are marked):


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                           "(c)     Dividends. Cash dividends paid on Common
                  Stock which is credited to a Participant's Stock Account as of the dividend payment date shall be automatically reinvested in shares of Common Stock and credited to the Participant's Stock Account."

         6. ADJUSTMENT TO PLAN NAME. Section 1.1 of the Plan is hereby deleted and replaced as follows (changes to original provision are marked):

                  "1.1     ESTABLISHMENT OF THE PLAN. Russell Corporation (the
         "Corporation") hereby establishes a stock purchase plan to be known as the "Russell Corporation Amended and Restated 2000 Employee Stock Purchase Plan" (the "Plan"), as set forth in this document. The Plan is intended to be a qualified employee stock purchase plan within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended, and the regulations and rulings thereunder."

         Section 2.19 of the Plan is hereby deleted and replaced as follows (changes to original provision are marked):

                  "2.19    PLAN. Plan shall mean the Russell Corporation Amended
         and Restated 2000 Employee Stock Purchase Plan, as amended and in effect from time to time."

         7. EFFECT OF AMENDMENT. As modified hereby, the provisions of the Plan shall remain in full force and effect.

         IN WITNESS WHEREOF, the Corporation has caused this Amendment to be duly executed as of the date first above written.

                                       Russell Corporation



                                       By: /s/ Floyd G. Hoffman
                                          -------------------------------------
                                       Its: Senior Vice President
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